Exhibit 99.1

Genpact Reports Second Quarter 2020 Results

Total Revenue of $900 million, Up 2% (3% on a constant currency basis)1

Global Client Revenue of $783 million, Up 3% (4% on a constant currency basis)1

Diluted EPS of $0.32, Down 16%; Adjusted Diluted EPS2 of $0.52, Up 6%

NEW YORK, August 6, 2020 — Genpact Limited (NYSE: G), a global professional services firm focused on delivering digital transformation, today announced financial results for the second quarter ended June 30, 2020.

“Our second quarter results were much stronger than expected in light of the unprecedented environment the world is facing. Our performance was driven by incredibly strong execution by our teams on many fronts as well as the resilience of our business model and the strategic choices we have made over many years,” said “Tiger” Tyagarajan, Genpact’s president and CEO. “With our clients’ heightened focus on driving digital transformation, the last several months have demonstrated that our deep domain depth and process expertise as well as our investments in digital and analytics give us a competitive advantage.”

Key Financial Results – Second Quarter 2020

•	Total revenue was $900 million, up 2% year-over-year (3% on a constant currency basis).[1]
•	Revenue from Global Clients was $783 million, up 3% year-over-year (4% on a constant currency basis),[1] representing 87% of total revenue.
•	Revenue from GE was $117 million, down 2% year-over-year, representing 13% of total revenue.
•	Net income was $62 million, down 16% year-over-year, with a corresponding margin of 6.9%.
•

Income from operations was $90 million, down 15% year-over-year, with a corresponding margin of 10.0%.   Adjusted income from operations was $145 million, up 7% year-over-year, with a corresponding margin of 16.2%.[3]

•	Diluted earnings per share was $0.32, down 16% year-over-year, and adjusted diluted earnings per share[2] was $0.52, up 6% year-over-year.
•

Income from operations and diluted earnings per share include a $22 million restructuring charge related to employee severance costs and lease impairment charges. This restructuring charge is excluded from adjusted income from operations[3] and adjusted diluted earnings per share.[2]

•	Cash generated from operations was $192 million, compared to $126 million in the second quarter of 2019.

[1]

Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

[2]	Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.
[3]

Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. Reconciliations of each of GAAP income from operations and GAAP net income to adjusted income from operations and GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin are attached to this release.

2020 Outlook

Genpact is providing the following full-year guidance:

•	Total revenue for the full year of $3.63 to $3.67 billion, up 3% to 4% or 3.5% to 5% on a constant currency basis.[1]
•	Global Client revenue growth in the range of 5% to 6%, or 5% to 6.5% on a constant currency basis.[1]
•	Adjusted income from operations margin[4] of approximately 15.5%.
•	Adjusted diluted EPS[5] of $2.03 to $2.07.

Conference Call to Discuss Financial Results

Genpact’s management will host an hour-long conference call beginning at 4:30 p.m. ET on August 6, 2020 to discuss the company’s performance for the second quarter ended June 30, 2020. To participate, callers can dial +1 (877) 654-0173 from within the U.S. or +1 (281) 973-6289 from any other country. Callers will be prompted to enter the conference ID, 7988313.

A live webcast of the call will also be made available on the Genpact Investor Relations website at https://www.genpact.com/investors. For those who cannot join the call live, a replay will be archived on the Genpact website after the end of the call. A transcript of the call will also be made available on the website.

[4]

Adjusted income from operations margin is a non-GAAP measure.  A reconciliation of the outlook for each of GAAP income from operations margin and GAAP net income margin to adjusted income from operations margin is attached to this release.

[5]	Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share to adjusted diluted earnings per share is attached to this release.

About Genpact

Genpact (NYSE: G) is a global professional services firm that makes business transformation real. We drive digital-led innovation and digitally-enabled intelligent operations for our clients, guided by our experience running thousands of processes primarily for Global Fortune 500 companies. We think with design, dream in digital, and solve problems with data and analytics.  Combining our expertise in end-to-end operations and our AI-based platform, Genpact Cora, we focus on the details – all 90,000+ of us. From New York to New Delhi and more than 30 countries in between, we connect every dot, reimagine every process, and reinvent companies’ ways of working. We know that reimagining each step from start to finish creates better business outcomes. Whatever it is, we’ll be there with you – accelerating digital transformation to create bold, lasting results – because transformation happens here.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and financial results and other forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties, and other factors include but are not limited to the impact of the COVID-19 pandemic on our business, the health and safety of our employees, clients and our partners and suppliers, as well as the physical and economic impacts of the various recommendations, orders and protocols issued by local and national governmental agencies in light of the evolving situation, a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing or information technology services sectors, our ability to develop and successfully execute our business strategies, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation and other laws and regulations, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, general economic conditions affecting our industry, political, economic or business conditions in countries in which we operate, including the uncertainty relating to the withdrawal of the United Kingdom from the European Union, commonly known as Brexit, as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Michael Schneider +1 (217) 260-5041 michael.schneider@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31,	As of June 30,
	2019	2020
Assets
Current assets
Cash and cash equivalents	$467,096	$867,363
Accounts receivable, net of reserve for doubtful receivables of $29,969 and allowance for credit losses of $31,903 as of December 31, 2019 and June 30, 2020, respectively	914,255	868,781
Prepaid expenses and other current assets	170,325	180,083
Total current assets	$1,551,676	$1,916,227
Property, plant and equipment, net	254,035	233,758
Operating lease right-of-use assets	330,854	350,818
Deferred tax assets	89,715	102,973
Intangible assets, net	230,861	195,594
Goodwill	1,574,466	1,557,011
Contract cost assets	205,498	210,752
Other assets, net of reserve for doubtful assets of $0 and allowance for credit losses of $2,566 as of December 31, 2019 and June 30, 2020, respectively	217,079	278,953
Total assets	$4,454,184	$4,846,086

Liabilities and equity
Current liabilities
Short-term borrowings	$70,000	$495,000
Current portion of long-term debt	33,509	33,523
Accounts payable	21,981	19,182
Income taxes payable	43,186	65,592
Accrued expenses and other current liabilities	683,871	606,473
Operating leases liability	57,664	63,546
Total current liabilities	$910,211	$1,283,316
Long-term debt, less current portion	1,339,796	1,323,583
Operating leases liability	302,100	325,692
Deferred tax liabilities	3,990	3,358
Other liabilities	208,916	249,523
Total liabilities	$2,765,013	$3,185,472
Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 190,118,181 and 190,721,373 issued and outstanding as of December 31, 2019 and June 30, 2020, respectively	1,896	1,903
Additional paid-in capital	1,570,575	1,590,017
Retained earnings	648,656	710,382
Accumulated other comprehensive income (loss)	(531,956)	(641,688)
Total equity	$1,689,171	$1,660,614
Total liabilities and equity	$4,454,184	$4,846,086

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended June 30,		Six months ended June 30,
	2019	2020	2019	2020
Net revenues	$881,799	$900,094	$1,691,005	$1,823,286
Cost of revenue	571,244	593,892	1,090,381	1,198,663
Gross profit	$310,555	$306,202	$600,624	$624,623
Operating expenses:
Selling, general and administrative expenses	196,312	186,312	387,714	383,654
Amortization of acquired intangible assets	8,096	10,697	16,605	21,438
Other operating (income) expense, net	(55)	18,829	31	18,509
Income from operations	$106,202	$90,364	$196,274	$201,022
Foreign exchange gains (losses), net	351	(518)	(3,081)	14,013
Interest income (expense), net	(12,143)	(13,619)	(23,266)	(25,315)
Other income (expense), net	560	2,920	4,363	(14)
Income before equity-method investment activity, net and income tax expense	$94,970	$79,147	$174,290	$189,706
Equity-method investment activity, net	(15)	-	(11)	—
Income before income tax expense	$94,955	$79,147	$174,279	$189,706
Income tax expense	21,233	16,986	39,716	41,847
Net income	$73,722	$62,161	$134,563	$147,859
Earnings per common share
Basic	$0.39	$0.33	$0.71	$0.78
Diluted	$0.38	$0.32	$0.69	$0. 76
Weighted average number of common shares used in computing earnings per common share
Basic	190,163,359	190,541,148	189,807,602	190,583,953
Diluted	194,766,047	195,112,549	194,080,127	195,822,531

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six months ended June 30,
	2019	2020
Operating activities
Net income	$134,563	$147,859
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	45,708	58,165
Amortization of debt issuance costs (including loss on extinguishment of debt)	864	1,121
Amortization of acquired intangible assets	16,605	21,438
Write-down of intangible assets and property, plant and equipment	3,511	9,973
Reserve for doubtful receivables/allowance for credit losses	4,881	1,055
Unrealized loss (gain) on revaluation of foreign currency asset/liability	3,107	4,085
Stock-based compensation expense	39,987	36,331
Deferred income taxes	(4,242)	(3,416)
Write-down of operating lease right-of-use assets and other assets	-	10,244
Others, net	(4,076)	(1,297)
Change in operating assets and liabilities:
(Increase) decrease in accounts receivable	(86,329)	38,783
Increase in prepaid expenses, other current assets, contract cost assets operating lease right-of-use assets and other assets	(68,115)	(137,605)
Decrease in accounts payable	(17,407)	(4,418)
Increase (decrease) in accrued expenses, other current liabilities, operating lease liabilities and other liabilities	23,730	(32,371)
Increase in income taxes payable	28,255	23,112
Net cash provided by operating activities	$121,042	$173,059

Investing activities
Purchase of property, plant and equipment	(30,392)	(33,127)
Payment for internally generated intangible assets (including intangibles under development)	(16,501)	(6,449)
Proceeds from sale of property, plant and equipment	1,562	388
Payment for business acquisitions, net of cash acquired	(6,305)	-
Net cash used for investing activities	$(51,636)	$(39,188)

Financing activities
Repayment of finance lease obligations	(4,102)	(4,065)
Payment of debt issuance costs	-	(620)
Repayment of long-term debt	(17,000)	(17,000)
Proceeds from short-term borrowings	50,000	455,000
Repayment of short-term borrowings	(55,000)	(30,000)
Proceeds from issuance of common shares under stock-based compensation plans	11,477	12,420
Payment for net settlement of stock-based awards	(2,729)	(29,414)
Payment of earn-out consideration	(10,470)	-
Dividend paid	(32,307)	(37,138)
Payment for stock repurchased and retired (including expenses related to stock repurchase)	-	(45,021)
Net cash (used for) provided by financing activities	$(60,131)	$304,162
Effect of exchange rate changes	359	(37,766)
Net increase in cash and cash equivalents	9,275	438,033
Cash and cash equivalents at the beginning of the period	368,396	467,096
Cash and cash equivalents at the end of the period	$378,030	$867,363
Supplementary information
Cash paid during the period for interest	$23,384	$24,397
Cash paid during the period for income taxes, net of refund	$37,060	$95,834

Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following non-GAAP financial measures:

•	Adjusted income from operations;
•	Adjusted income from operations margin;
•	Adjusted diluted earnings per share; and
•	Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles recorded at the company’s formation in 2004 for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, since April 2016 Genpact’s management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated.

Genpact’s management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. During the second quarter of 2020, as a result of the COVID-19 pandemic the Company initiated restructuring measures and as a result, recorded a charge related to the following: i) right-of-use lease asset and other assets related to certain abandoned leased office properties, and ii) employee severance costs related to a focused reduction in Genpact’s workforce. Genpact’s management believes that excluding such charges provides useful measures to both management and investors regarding the Company’s financial performance and underlying business trends. Additionally, in its calculations of such non-GAAP financial measures, Genpact’s management has adjusted foreign exchange gains and losses, interest income and expense and income tax expenses from GAAP net income, and other income and expenses, and certain gains, losses and impairment charges attributable to equity-method investments from GAAP income from operations, because management believes that the Company’s results after taking into account these adjustments more accurately reflect the Company’s ongoing operations. In its calculations of adjusted diluted earnings per share, Genpact’s management has adjusted stock-based compensation expense, amortization and impairment of acquired intangible assets, acquisition-related expenses and restructuring expenses and the related tax impact of such adjustments from GAAP diluted earnings per share. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact’s management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations compared to prior fiscal periods, thereby facilitating period-to-period comparisons of the Company’s true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations, income from operations margin, net income and net income margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation and amortization and impairment of acquired intangibles. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures for the three and six months ended June 30, 2019 and 2020:

Reconciliation of Net income/Margin to Adjusted Income from Operations/Margin

(Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2019	2020	2019	2020
Net income	$73,722	$62,161	$134,563	$147,859
Foreign exchange (gains) losses, net	(351)	518	3,081	(14,013)
Interest (income) expense, net	12,143	13,619	23,266	25,315
Income tax expense	21,233	16,986	39,716	41,847
Stock-based compensation expense	21,525	18,844	39,987	36,331
Amortization and impairment of acquired intangible assets	7,773	11,709	15,977	22,223
Restructuring expenses	-	21,658	-	21,658
Acquisition-related expenses	-	-	967	-
Adjusted income from operations	$136,045	$145,495	$257,557	$281,220
Net income margin	8.4%	6.9%	8.0%	8.1%
Adjusted income from operations margin	15.4%	16.2%	15.2%	15.4%

Reconciliation of Income from Operations/Margin to Adjusted Income from Operations/Margin

(Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2019	2020	2019	2020
Income from operations	$106,202	$90,364	$196,274	$201,022
Stock-based compensation expense	21,525	18,844	39,987	36,331
Amortization and impairment of acquired intangible assets	7,773	11,709	15,977	22,223
Acquisition-related expenses	-	-	967	-
Other income (expense), net	560	2,920	4,363	(14)
Restructuring expenses	-	21,658	-	21,658
Equity-method investment activity, net	(15)	-	(11)	-
Adjusted income from operations	$136,045	$145,495	$257,557	$281,220
Income from operations margin	12.0%	10.0%	11.6%	11.0%
Adjusted income from operations margin	15.4%	16.2%	15.2%	15.4%

Reconciliation of Diluted EPS to Adjusted Diluted EPS6

(Unaudited)

(Per share data)

	Three months ended June 30,		Six months ended June 30,
	2019	2020	2019	2020
Diluted EPS	$0.38	$0.32	$0.69	$0.76
Stock-based compensation expense	0.11	0.10	0.21	0.19
Amortization and impairment of acquired intangible assets	0.04	0.06	0.08	0.11
Acquisition-related expenses	-	-	-	-
Restructuring expenses	-	0.11	-	0.11
Tax impact on stock-based compensation expense	(0.03)	(0.02)	(0.05)	(0.06)
Tax impact on amortization and impairment of acquired intangible assets	(0.01)	(0.02)	(0.02)	(0.03)
Tax impact on restructuring expenses	-	(0.03)	-	(0.03)
Tax impact on acquisition-related expenses	-	-	-	-
Adjusted diluted EPS	$0.49	$0.52	$0.92	$1.05

[6]	Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures for the year ending December 31, 2020:

Reconciliation of Outlook for Net income Margin to Adjusted Income from                                  Operations Margin7

(Unaudited)

Year ending December 31, 2020
Net income margin	8.2%
Estimated foreign exchange (gains) losses, net	(0.4)%
Estimated interest (income) expense, net	1.3%
Estimated income tax expense	2.6%
Estimated stock-based compensation expense	2.1%
Estimated amortization and impairment of acquired intangible assets	1.1%
Estimated restructuring expenses	0.6%
Adjusted income from operations margin	15.5%

Reconciliation of Outlook for Income from Operations Margin to Adjusted Income from Operations Margin7

(Unaudited)

Year ending December 31, 2020
Income from operations margin	11.8%
Estimated stock-based compensation expense	2.1%
Estimated amortization and impairment of acquired intangible assets	1.1%
Estimated restructuring expenses	0.6%
Adjusted income from operations margin	15.5%

Reconciliation of Outlook for Diluted EPS to Adjusted Diluted EPS7

(Unaudited)

(Per share data)

	Year ending December 31, 2020
	Lower	Upper
Diluted EPS	$1.51	1.55
Estimated stock-based compensation expense	0.39	0.39
Estimated amortization and impairment of acquired intangible assets	0.21	0.21
Estimated restructuring expenses	0.11	0.11
Estimated tax impact on stock-based compensation	(0.11)	(0.11)
Estimated tax impact on amortization and impairment of acquired intangible assets	(0.05)	(0.05)
Estimated tax impact on restructuring expenses	(0.03)	(0.03)
Adjusted diluted EPS	$2.03	2.07	7

[7]	Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.